UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada V4A 2H9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On October 28, 2008, Mantra Venture Group Ltd., (“we”, “us”, “our”) entered into a convertible debenture with Stichting Administratiekantoor Carlos Bijl (“Bijl”) for a principal amount of $150,000 and an annual interest rate of 10% (the “Convertible Debenture”). Bijl started an action in the Supreme Court of British Columbia for non-payment of the Convertible Debenture.

On July 18, 2012, we entered into a settlement agreement dated July 16, 2012 (the “Settlement Agreement”) in settlement of the Convertible Debenture.

On May 6, 2013, we entered into an agreement dated April 29, 2013 with Bijl to amend the Settlement Agreement (the “Amendment to the Settlement Agreement”), pursuant to which:

  the due date of the Convertible Debenture would be extended from April 11, 2013 to September 15, 2013;

  upon execution of the Amendment to the Settlement Agreement, we pay USD$6,836 in full satisfaction of future interest payable on the Convertible Debenture from April 1, 2013 to September 15, 2015; and

  we grant to Bijl options to purchase up to 100,000 common shares of our company, exercisable for a period of 24 months from the time of grant and at the exercise price of USD$0.12 per common share.

We issued an aggregate of 100,000 stock options to one (1) accredited investor (as that term is defined in Section 4(2) of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

The description of the settlement agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the settlement agreements that are attached hereto as exhibits, and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Settlement Agreement with Stichting Administratiekantoor Carlos Bijl dated July 16, 2012 (incorporated by reference to our Current Report on Form 8-K filed on July 23, 2012).

10.2	Amendment to the Settlement Agreement with Stichting Administratiekantoor Carlos Bijl dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director

Date: May 22, 2013